EXHIBIT 2.10

                           SECOND AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

     SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of October 10, 2005 (this "AMENDMENT"), to the Credit Agreement referred to below between ALBAHEALTH, LLC, a Delaware limited liability company ("BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders.

                               W I T N E S S E T H

     WHEREAS, Borrower and GE Capital, as Agent and as Lender, are parties to that certain Credit Agreement, dated as of September 6, 2002, (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

     WHEREAS, Borrower has notified Agent that Borrower has failed to comply with certain Financial Covenants set forth in SECTION 6.10 of the Credit Agreement for the period ended June 30, 2005 and has requested a waiver thereof; and

     WHEREAS, Borrower has requested that certain provisions of the Credit Agreement be amended in the manner, and on the terms and conditions provided for herein.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent, Requisite Lenders and Requisite Revolving Lenders hereby agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement or ANNEX A thereto.

     2. WAIVERS UNDER CREDIT AGREEMENT. Agent, Requisite Lenders and Requisite Revolving Lenders hereby waive, as of the Second Amendment Effective Date (as hereinafter defined), any Default or Event of Default resulting solely from Borrower's (i) failure to comply with the minimum EBITDA requirements of paragraph (c) of ANNEX G of the Credit Agreement for the 12-month period ended June, 30, 2005, and (ii) failure to prepay the Obligations pursuant to Section 1.3(b)(iv) of the Credit Agreement from Excess Cash Flow for the Fiscal Years ended December 31, 2003 and December 31, 2004.

     3. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

          (a) AMENDMENT TO SECTION 1.1(B)(II) OF THE CREDIT AGREEMENT. SECTION 1.1(B)(II) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting such Section in its entirety, and inserting in lieu thereof, the following:

               "(ii) Borrower shall repay the principal amount of the Term Loan as follows: (A) in eleven (11) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing January 1, 2003 and ending on and including July 1, 2005, in an aggregate amount equal to $750,000 on each such installment date, (B) in four (4) consecutive quarterly installments on the first day of January, April, July and October of each year, commencing on January 1, 2006 and ending on and including October 1, 2006, in an aggregate amount equal to $312,500 on each such installment date, and
          (C) in three (3) consecutive quarterly installments on January 1, 2007, April 1, 2007 and July 1, 2007, in an aggregate amount equal to $375,000 on each such installment date.

               The final installment shall be due on September 6, 2007 and shall be in the amount of $4,375,000 or, if different, the remaining principal balance of the Term Loan."

          (b) AMENDMENT TO SECTION 1.5(A) OF THE CREDIT AGREEMENT. SECTION 1.5(A) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting such Section in its entirety and inserting in lieu thereof, the following:

               "(a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Revolving Credit Advances or Term Loans, as applicable being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

                           The Applicable Margins are as follows:

      Applicable Revolver Index Margin                                  1.50%
      Applicable Revolver LIBOR Margin                                  2.75%
      Applicable Term Loan Index Margin                                 1.50%
      Applicable Term Loan LIBOR Margin                                 2.75%"

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

          (c) AMENDMENT TO PARAGRAPH (B) ANNEX G OF THE CREDIT AGREEMENT. Paragraph (b) of ANNEX G of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting such Section in its entirety, and inserting in lieu thereof, the following:

               "(b) MINIMUM FIXED CHARGE COVERAGE RATIO: Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended, of not less than the amount set forth below for such Fiscal
          Quarter:

                     FISCAL QUARTER ENDING                  RATIO
                     ---------------------                  -----

                     September 30, 2005                     0.90:1.00
                     December 31, 2005                      0.75:1:00
                     March 31, 2006                         0.75:1:00
                     June 30, 2006                          0.90:1.00
                     September 30, 2006                     1.15:1.00
                     December 31, 2006                      1.15:1.00
                     March 31, 2007                         1.15:1.00
                     June 30, 2007                          1.15:1.00
                     September 30, 2007                     1.15:1.00"


               (d) AMENDMENT TO PARAGRAPH (C) ANNEX G OF THE CREDIT AGREEMENT. Paragraph (c) of ANNEX G of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting such Section in its entirety, and inserting in lieu thereof, the following:

                    "(c) MINIMUM EBITDA. Borrower and its Subsidiaries on a
               consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended of not less than the amount set forth below for such Fiscal Quarter:

                     FISCAL QUARTER ENDING                  MINIMUM EBITDA
                     ---------------------                  --------------

                     September 30, 2005                     $4,078,000
                     December 31, 2005                      $4,105,000
                     March 31, 2006                         $4,076,000
                     June 30, 2006                          $4,065,000
                     September 30, 2006                     $4,611,000
                     December 31, 2006                      $4,707,000
                     March 31, 2007                         $4,831,000
                     June 30, 2007                          $4,831,000
                     September 30, 2007                     $4,831,000"


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


               (e) AMENDMENT TO PARAGRAPH (D) ANNEX G OF THE CREDIT AGREEMENT. Paragraph (d) of ANNEX G of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting such Section in its entirety, and inserting in lieu thereof, the following:

                    "(d) MAXIMUM LEVERAGE RATIO. Borrower and its Subsidiaries
               on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the amount set forth below for such Fiscal Quarter:

                     FISCAL QUARTER ENDING                  RATIO
                     ---------------------                  -----

                     September 30, 2005                     2.50:1.00
                     December 31, 2005                      2.40:1:00
                     March 31, 2006                         2.40:1:00
                     June 30, 2006                          2.30:1.00
                     September 30, 2006                     1.90:1.00
                     December 31, 2006                      1.50:1.00
                     March 31, 2007                         1.50:1.00
                     June 30, 2007                          1.50:1.00
                     September 30, 2007                     1.50:1.00"


     4. FISCAL YEAR 2005 EXCESS CASH FLOW PAYMENTS. The parties hereby agree that the Excluded Excess Collections (as hereinafter defined) shall be disregarded in calculating Excess Cash Flow for the Fiscal Year ending December 31, 2005 for purposes of Section 1.3(b)(iv) of the Credit Agreement. "EXCLUDED EXCESS COLLECTIONS" shall mean, with respect to each of Cardinal Health and Owens & Minor (each a "SPECIFIED ACCOUNT DEBTOR"), the amount equal to the excess of (a) the book value of Accounts of such Specified Account Debtor which would have been payable to Borrower as of December 31, 2005 if such Specified Account Debtor had paid such Accounts to Borrower in accordance with its historical practices as reasonably determined by Agent (and taking into consideration the historical average aging for such Accounts) over (b) the book value of Accounts of such Specified Account Debtor payable to Borrower as of December 31, 2005.

     5. AMENDMENTS TO GE CAPITAL FEE LETTER. The GE Capital Fee Letter is hereby amended as of the Second Amendment Effective Date as follows:

          (a) AMENDMENT TO PARAGRAPH (2) OF THE GE CAPITAL FEE LETTER. Paragraph
     (2) of the GE Capital Fee Letter is hereby amended as of the Second Amendment Effective Date by deleting such paragraph in its entirety, and inserting in lieu thereof, the following:

               "(a) On the Closing Date, on January 1, 2003 and on each April 1, July 1, October 1 and January 1 thereafter, so long as the Revolver is outstanding, a quarterly agency fee of $50,000 per quarter payable in advance, PROVIDED that, commencing on October 1, 2005 and thereafter, such quarterly agency fee shall be reduced to $10,000 per quarter payable in advance."


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


     6. REMEDIES. This Amendment shall constitute a Loan Document. The breach by any Credit Party of any representation, warranty, covenant or agreement in this Amendment (including without limitation in SECTION 2 and SECTION 11 hereof) shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

     7. REPRESENTATIONS AND WARRANTIES. To induce Agent, Requisite Lenders and Requisite Revolving Lenders to enter into this Amendment, Borrower makes the following representations and warranties to Agent, Requisite Lenders and Requisite Revolving Lenders:

     (a) The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "AMENDED CREDIT AGREEMENT") by Borrower: (a) are within Borrower's organizational power; (b) have been duly authorized by all necessary or proper organizational and shareholder or membership action; (c) do not contravene any provision of Borrower's charter or bylaws or equivalent organizational or charter or other constituent documents;
          (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

     (b) This Amendment has been duly executed and delivered by or on behalf of Borrower.

     (c) Each of this Amendment, the Amended Credit Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (d) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.


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


     (e) No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any other Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's or, to the extent applicable, any other Credit Party's right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Credit Agreement or any other Loan Document or any action taken under this Amendment, the Credit Agreement or any other Loan Document or (ii) which, if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

     (f) The representations and warranties of Borrower and the other Credit Parties contained in the Amended Credit Agreement and the other Loan Documents are true and correct on and as of the Second Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

     8. NO OTHER AMENDMENTS OR WAIVERS. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed an amendment or waiver with respect to any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

     9. CONTINUATION OF OBLIGATIONS AND LIENS. Borrower hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to all Obligations, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and
(d) that such liens and security interests created and granted are valid and continuing and secures all the Obligations.

     10. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. Borrower hereby acknowledges and agrees that as of October 10, 2005 the aggregate outstanding principal amount of the Revolving Credit Advances are $3,000,000 and the aggregate outstanding principal amount of the Term Loan is $6,749,484.74, and that such principal amounts are payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Second Amendment Effective Date.


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


     11. FEES AND EXPENSES. Borrower hereby:

     (a) reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith; and

     (b) agrees to pay to Agent, for the ratable benefit of the Lenders, an amendment fee of $25,000 (the "AMENDMENT FEE"), which fee shall be fully earned, due and payable on the Second Amendment Effective Date.

     12. EFFECTIVENESS. This Amendment shall become effective as of October 10, 2005 (the "SECOND AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of Agent of each of the following conditions on or prior to October 13, 2005:

     (a) AMENDMENT. Agent shall have received four (4) original copies of this Amendment duly executed and delivered by Agent, Requisite Lenders, Requisite Revolving Lenders and Borrower and acknowledged and agreed to by each of the pledgors to the Pledge Agreements.

     (b) PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to Agent (i) all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and (ii) the Amendment Fee.

     (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of or on behalf of the Credit Parties in this Amendment shall be true and correct on and as of the Second Amendment Effective Date.

     13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     14. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]


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

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                     BORROWER:

                                     ALBAHEALTH, LLC


                                     By: /s/ Doug Dickson
                                     --------------------
                                     Name:   Doug Dickson
                                     Title:  CFO

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION,
                                     as Agent and Lender


                                     /s/ Eric Schaefer
                                     -----------------

                                     By:
                                     ----------------------------
                                        Duly Authorized Signatory

     The undersigned pledgors hereby (i) acknowledge this Amendment and (ii) confirm and agree that their obligations under their respective pledges shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

                                     PLEDGORS:

                                     ALBA-WALDENSIAN, INC.


                                     By: /s/ Doug Dickson
                                     --------------------
                                     Name:   Doug Dickson
                                     Title:  CFO



                                     ENCOMPASS GROUP, L.L.C.


                                     By: /s/
                                     --------------------
                                     Name:   A. Wilison
                                     Title:  EVP and CFO


                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as a pledgor


                                     By: /s/ Eric Schaefer
                                     --------------------
                                     Name:   Eric A. Schaefer
                                     Title:  Duly Authorized Signatory